UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2007

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 21, 2007, the annual salary of J. S. Simon, a Senior Vice President of the registrant, was increased from $980,000 to $1,040,000, effective October 1, 2007.  Like the other executive officers of the registrant, Mr. Simon is an "at-will" employee and does not have an employment contract.

On September 27, 2007, Mobil Corporation, a wholly-owned subsidiary of the registrant, amended and restated its Management Retention Plan.  No awards have been granted under the Plan since 1994 or may be granted in the future.  Certain former Mobil executives, including H. R. Cramer, a Vice President of the registrant, retain stock unit awards granted under the plan prior to 1995.  As described in the registrant's 2007 Proxy Statement, the awards are to be settled in cash after retirement.  The Plan as amended and restated is filed as Exhibit 99.1 to this report.  The amendment affects Article VI of the Plan and eliminates discretion as to the form of benefit payment in order to comply with tax provisions of the American Jobs Creation Act.

Item 8.01

Other Events.

On September 26, 2007, the registrant amended its standing resolutions for nonemployee director restricted stock grants and cash fees.  Commencing with the year 2008, the annual restricted stock award granted to incumbent nonemployee directors will be reduced from 4,000 shares to 2,500 shares.  Also effective January 1, 2008, the annual cash retainer payable to nonemployee directors will be increased from $75,000 to $100,000; the annual cash retainers (which currently range from $8,000 to $15,000) for Board committee members will be eliminated; and the annual cash retainers for Board committee Chairs (which currently range from $7,000 to $10,000) will be eliminated except for the Audit and Compensation Committees, whose Chairs will continue to receive an additional retainer of $10,000.   Copies of the standing resolutions as amended are filed as Exhibits 99.2 and 99.3 to this report.

Also on September 26, 2007, the registrant amended and restated its 2001 Nonemployee Directors' Deferred Compensation Plan in order to terminate the Plan.  Additional deferrals under the Plan will cease as of year-end 2007 and account balances under the Plan will be returned to participants by no later than January 2009.  The Plan as amended and restated is filed as Exhibit 99.4 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: September 27, 2007

By:

/s/ Patrick T. Mulva

----------------------------------------------

Name:

Patrick T. Mulva

Title:

Vice President, Controller and

Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.

Description

99.1

1984 Mobil Corporation Management Retention Plan, as amended and restated on September 27, 2007.

99.2

Standing resolution for non-employee director restricted stock grants dated September 26, 2007.

99.3

Standing resolution for non-employee director cash fees dated September 26, 2007.

99.4

2001 Nonemployee Director's Deferred Compensation Plan, as amended and restated on September 26, 2007.